EXHIBIT 99.1

Kenexa Announces Financial Results for Third Quarter 2009

WAYNE, Pa. – November 3, 2009 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the third quarter ended September 30, 2009.

For the third quarter of 2009, Kenexa reported total revenues of $40.3 million, a sequential increase compared to $39.5 million for the second quarter of 2009 and compared to $54.0 million for the third quarter of 2008.  Subscription revenue was $33.2 million for the third quarter of 2009, compared to $43.0 million for the third quarter of 2008, while professional services and other revenue was $7.1 million for the third quarter of 2009, compared to $11.0 million for the third quarter of 2008.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We are pleased with the company’s financial results for the third quarter, which were consistent with or better than our expectations.  We are encouraged that our total revenue grew slightly on a sequential basis, deferred revenue grew 20% on a year-over-year basis and cash flows from operations were again solid with $6 million generated in the quarter.”

Karsan added, “From a macro perspective, we expect to continue facing headwinds until the unemployment rate stabilizes.  We believe that Kenexa has weathered the most difficult stage of the economic challenges, and the company is well positioned when the spending environment ultimately improves.  Customers are increasingly engaging in strategic evaluations, and the power of Kenexa’s end-to-end value proposition is evidenced by a number of highly competitive wins for global, multi-element solutions during the third quarter.”

Non-GAAP income from operations, which excludes share-based compensation expense and amortization of intangibles associated with previous acquisitions, was $4.3 million for the three months ended September 30, 2009, compared to $10.3 million for the three months ended September 30, 2008.  Non-GAAP net income, which excludes the above mentioned items, was $4.0 million.  Non-GAAP net income was $0.18 per basic and diluted share for the quarter ended September 30, 2009, which was above the company’s guidance of $0.13 to $0.16 as a result of a $0.02 per share contribution from a lower-than-expected tax rate.  Non-GAAP net income was $0.36 per basic and diluted share in the third quarter of 2008.

Kenexa’s income from operations for the three months ended September 30, 2009, determined in accordance with GAAP, was $1.9 million, compared with income from operations of $7.5 million for the same period of 2008. GAAP net income was $1.6 million, or $0.07 per basic and diluted share, compared to net income of $5.4 million and $0.24 per basic and diluted share in the same period of 2008.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents and investments of $50.2 million at September 30, 2009, an increase from $47.2 million at the end of the prior quarter.  The Company generated positive cash from operations of $6.1 million during the third quarter, which was partially offset by capital expenditures.  Deferred revenue was $44.2 million at September 30, 2009, an increase of approximately $2.0 million compared to the end of the second quarter 2009 and an increase of 20% from the end of the year ago period.

Business Outlook

Based on information as of today, November 3, 2009, the Company is issuing guidance for the fourth quarter 2009 as follows:

Fourth Quarter 2009: The Company expects revenue to be $38 million to $40 million, and non-GAAP operating income to be $3.3 million to $3.9 million. Assuming a 15% effective tax rate for reporting purposes and 22.9 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.13 to $0.15.

Conference Call Information

Kenexa will host a conference call today, November 3, 2009, at 5:00 pm (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-407-9039 (domestic) or 201-689-8470 (international). A replay of this conference call will be available through November 10, 2009, at 877-660-6853 (domestic) or 201-612-7415 (international). The replay passcode is 334743. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; and non-GAAP basic and diluted net income per share as described below. The Company’s non-GAAP financial measures exclude share-based compensation and amortization of acquired intangible assets related to the Company’s acquisitions.

Share-based compensation. Share-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Share-based compensation was $1.4 million for the three months ended September 30, 2009 compared to $1.3 million for the three months ended September 30, 2008. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.   Amortization of acquired intangible assets was $1.0 million for the three months ended September 30, 2009, and $1.5 million for the three months ended September 30, 2008. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income and non-GAAP basic and diluted net income per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of share-based compensation and severance expenses.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

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Note to editors: Kenexa is a registered trademark of Kenexa.  Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

Contact

MEDIA CONTACT:

Sarah Teten

Jeanne Achille

Kenexa

The Devon Group

(800) 391-9557

(732) 224-1000, ext. 11

sarah.teten@kenexa.com

jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty

ICR

(617) 956-6730

kdoherty@icrinc.com

KENEXA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$28,224	$21,742
Short-term investments	22,000	4,512
Accounts receivable, net of allowance for doubtful accounts of $2,235 and $3,755	29,809	33,518
Unbilled receivables	5,613	5,849
Income tax receivable	1,155	1,238
Deferred income taxes	4,778	4,615
Prepaid expenses and other current assets	7,183	3,745
Total current assets	98,762	75,219

Long-term investments	—	16,513
Property, plant and equipment, net of accumulated depreciation	19,437	20,175
Software, net of accumulated amortization	16,188	11,025
Goodwill	314	32,366
Intangible assets, net of accumulated amortization	9,392	13,414
Deferred income taxes, non-current	39,901	39,465
Deferred financing costs, net of accumulated amortization	—	364
Other long-term assets	9,835	9,924
Total assets	$193,829	$218,465

Liabilities and Shareholders' equity
Current liabilities
Accounts payable	$6,922	$6,448
Notes payable, current	12	40
Commissions payable	709	559
Accrued compensation and benefits	5,041	4,010
Other accrued liabilities	6,149	10,090
Deferred revenue	44,192	38,638
Capital lease obligations	214	143
Total current liabilities	63,239	59,928

Capital lease obligations, less current portion	310	108
Notes payable, less current portion	—	41
Deferred income taxes	1,202	1,789
Other liabilities	86	63
Total liabilities	64,837	61,929

Commitments and Contingencies

Shareholders' equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 100,000,000 shares authorized; 22,553,686 and 22,504,924 shares issued and outstanding, respectively	226	225
Additional paid-in capital	273,758	269,365
Accumulated deficit	(142,006)	(110,633)
Accumulated other comprehensive loss	(3,093)	(2,421)
Total shareholders' equity	128,885	156,536

Noncontrolling interest	107	—

Total liabilities and shareholders' equity	$193,829	$218,465

KENEXA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$33,221	$43,031	$100,527	$125,855
Other	7,093	10,995	18,083	32,819
Total revenues	40,314	54,026	118,610	158,674
Cost of revenues	13,129	16,461	40,462	46,739
Gross profit	27,185	37,565	78,148	111,935

Operating expenses:
Sales and marketing	9,083	10,298	26,029	31,175
General and administrative	10,182	12,649	30,972	37,487
Research and development	2,453	3,756	7,557	12,605
Depreciation and amortization	3,582	3,337	10,084	8,766
Goodwill impairment charge	—	—	33,329	—
Total operating expenses	25,300	30,040	107,971	90,033

Income (loss) from operations	1,885	7,525	(29,823)	21,902
Interest (expense) income, net	(28)	255	(186)	1,216
Investment income	102	—	54	—
Income (loss) before income taxes	1,959	7,780	(29,955)	23,118
Income tax expense	361	2,356	1,418	6,955
Net income (loss)	$1,598	$5,424	$(31,373)	$16,163

Basic net income (loss) income per share	$0.07	$0.24	$(1.39)	$0.71

Weighted average shares used to compute net income (loss) income per share - basic	22,539,717	22,551,225	22,525,144	22,852,499

Diluted net income (loss) income per share	$0.07	$0.24	$(1.39)	$0.70

Weighted average shares used to compute net income (loss) income per share - diluted	22,920,935	22,788,468	22,525,144	23,084,524

Non-GAAP income from operations and Non-GAAP net income excludes share-based compensation and amortization of intangibles.

	Three Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income from operations	$1,885	$7,525
Add back:
Share-based compensation expense	1,384	1,256
Amortization of intangibles associated with acquisitions	1,041	1,526
Non-GAAP income from operations	$4,310	$10,307
Non-GAAP income from operations as a percentage of total revenue	11%	19%

Weighted average shares used to compute Non-GAAP net income per share - basic	22,539,717	22,551,225
Dilutive effect of options and restricted stock units	381,218	237,243
Weighted average shares used to compute Non-GAAP net income per share - diluted	22,920,935	22,788,468

Non-GAAP income reconciliation:
Net income	$1,598	$5,424
Add back:
Share-based compensation expense	1,384	1,256
Amortization of intangibles associated with acquisitions	1,041	1,526
Non-GAAP net income	$4,023	$8,206
Non-GAAP basic and diluted net income per share	$0.18	$0.36

Other Non-GAAP measures referenced on earnings call excludes stock based compensation and severance expense:
Gross profit	$27,185	$37,565
Add: share-based compensation expense	59	96
Non-GAAP gross profit	$27,244	$37,661

Sales and marketing	$9,083	$10,298
Less: share-based compensation expense	(286)	(68)
Non-GAAP sales and marketing	$8,797	$10,230

General and administrative	$10,182	$12,649
Less: share-based compensation expense	(902)	(985)
Non-GAAP general and administrative	$9,280	$11,664

Research and development	$2,453	$3,756
Less: share-based compensation expense	(137)	(107)
Non-GAAP research and development	$2,316	$3,649

KENEXA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	For the Nine Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) Income	$(31,373)	$16,163
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,084	8,766
Loss on change in fair market value of ARS and put option, net	9	—
Goodwill Impairment Charge	33,329	—
Share-based compensation expense	4,080	4,430
Excess tax benefits from share-based payment arrangements	—	(192)
Amortization of deferred financing costs	364	224
Bad debt (recoveries) expense	(471)	1,293
Deferred income (benefit) taxes	(1,118)	1,213
Changes in assets and liabilities
Accounts and unbilled receivables	4,272	(3,705)
Prepaid expenses and other current assets	(1,907)	(462)
Income taxes receivable	83	—
Other long-term assets	(903)	(2,659)
Accounts payable	336	584
Accrued compensation and other accrued liabilities	180	(2,424)
Commissions payable	149	(64)
Deferred revenue	5,433	1,919
Other liabilities	(34)	8
Net cash provided by operations	22,513	25,094

Cash flows from investing activities
Purchases of property, plant and equipment	(10,923)	(16,609)
Purchases of available-for-sale securities	(4,765)	(25,195)
Sales of available-for-sale securities	2,572	57,931
Sales of trading securities	1,650	—
Acquisitions and joint venture, net of cash acquired	(4,795)	(29,747)
Net cash released from escrow for acquisitions	—	(80)
Net cash used in investing activities	(16,261)	(13,700)

Cash flows from financing activities
Repayments of notes payable	(73)	(33)
Proceeds from common stock issued through Employee Stock Purchase Plan	244	255
Repurchase of common shares	—	(29,842)
Excess tax benefits from share-based payment arrangements	—	192
Net Proceeds from option exercises	70	366
Repayments of capital lease obligations	(237)	(174)
Net cash provided by (used in) financing activities	4	(29,236)

Effect of exchange rate changes on cash and cash equivalents	226	(692)

Net increase (decrease) in cash and cash equivalents	6,482	(18,534)
Cash and cash equivalents at beginning of year	21,742	38,032
Cash and cash equivalents at end of period:	$28,224	$19,498

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$190	$138
Income taxes	$4,634	$2,987

Noncash investing and financing activities
Capital Leases	$513	$260
Stock issuance for earn out	$1,050	$1,050